COLUMBIA ETF TRUST I

AMENDMENT NO. 13 TO THE

AMENDED AND RESTATED DECLARATION OF TRUST

WHEREAS, Section 6 of Article III of the Amended and Restated Declaration of Trust (the “Declaration of Trust”) of Columbia ETF Trust I (the “Trust”), dated April 15, 2016, as amended from time to time, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia ETF Trust I, do hereby certify that we have authorized the creation of the additional Series of the Trust: Columbia AAA CLO ETF, Columbia Core Bond ETF, Columbia Corporate Bond ETF, Columbia Core Plus Bond ETF, Columbia Large Cap Growth ETF, Columbia Research Enhanced International Equity ETF, Columbia Research Enhanced Mid Cap ETF, Columbia Research Enhanced Small Cap ETF, and have authorized the following amendment to said Declaration of Trust:

Section 6 of Article III is hereby amended to read as follows:

Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia AAA CLO ETF

Columbia Core Bond ETF

Columbia Corporate Bond ETF

Columbia Core Plus Bond ETF

Columbia Diversified Fixed Income Allocation ETF

Columbia International Equity Income ETF

Columbia Large Cap Growth ETF

Columbia Multi-Sector Municipal Income ETF

Columbia Research Enhanced International Equity ETF

Columbia Research Enhanced Core ETF

Columbia Research Enhanced Mid Cap ETF

Columbia Research Enhanced Real Estate ETF

Columbia Research Enhanced Small Cap ETF

Columbia Research Enhanced Value ETF

Columbia Select Technology ETF

Columbia Short Duration Bond ETF

Columbia Short Duration High Yield ETF

Columbia U.S. Equity Income ETF

Columbia U.S. High Yield ETF

The rest of this Section 6 remains unchanged.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 13 to the Declaration of Trust on September 5, 2025.

/s/ George S. Batejan George S. Batejan	/s/ Brian J. Gallagher Brian J. Gallagher

/s/ Kathleen A. Blatz Kathleen A. Blatz	/s/ Douglas A. Hacker Douglas A. Hacker

/s/ Daniel J. Beckman Daniel J. Beckman	/s/ Nancy T. Lukitsh Nancy T. Lukitsh

/s/ Pamela G. Carlton Pamela G. Carlton	/s/Jeninne C. McGee Jeninne C. McGee

/s/ Janet Langford Carrig Janet Langford Carrig	/s/ David M. Moffett David M. Moffett

/s/ J. Kevin Connaughton J. Kevin Connaughton	/s/ Catherine James Paglia Catherine James Paglia

/s/ Olive M. Darragh Olive M. Darragh	/s/ Natalie A. Trunow Natalie A. Trunow

/s/ Patricia M. Flynn Patricia M. Flynn	/s/ Sandra L. Yeager Sandra L. Yeager

Registered Agent:	Corporation Service Company 84 State Street Boston, MA 02109